Exhibit 99.1

Carpenter Technology Corporation 1st Quarter Fiscal Year 2016 Earnings Call October 22, 2015

Cautionary Statement Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2015 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements. Non-GAAP Financial Measures Some of the information included in this presentation is derived from Carpenter’s consolidated financial information but is not presented in Carpenter’s financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the Appendix to this presentation. © 2015 CRS Holdings, Inc. All rights reserved 2

1st Quarter Fiscal Year 2016 Summary Tony Thene President and Chief Executive Officer

Safety is our First Priority 3.7 © 2015 CRS Holdings, Inc. All rights reserved 4 Total Case Incident Rate (TCIR) 4.8 3.93.9 3.5 3.3 2.3 2.1 FY09FY10FY11FY12FY13FY14FY15FY16 YTD

d m Defense p cost performa • Continue end-use volumes l • Year-over stronger •Specialty on operat • Performa Oil and G Aerospac • Generate • Repurcha Despite significantly lower volumes, operating performance improvements remain on track 1st Quarter Summary

1st Quarter FY16 End-Use Market Highlights

	Market	Q1-16 Net Sales ex. Surcharge ($M)*		vs. Q1-15	vs. Q4-15	Comments
	Aerospace and Defense	187.0	49%	+3%	-14%	• Sequential results reflect normal seasonal impacts and supply chain adjustments for titanium fastener materials • Engine material sales up modestly YOY • Structural sales up YOY on stronger volume and improved mix • Defense up YOY with continued spending on supported programs
	Energy	32.0	8%	-53%	-38%	• North American quarterly average directional and horizontal rig count down 51% YOY • SAO Oil and Gas revenue down 42% sequentially and 51% YOY • PEP Oil and Gas revenue down 24% sequentially and 65% YOY
	Transportation	36.6	10%	+19%	+10%	• Position gains on engine fasteners, valve and fuel system applications drove a richer mix YOY • Increasing fuel efficiency standards driving global demand growth for Carpenter's materials • North American light vehicle and heavy duty truck production forecasted to hit near-record levels
	Medical	25.0	6%	-6%	-23%	• Medical sales down YOY due to pricing pressure on transactional business for titanium and stainless steel materials • Demand remains steady for premium grade titanium, nickel and cobalt materials – supported by long term agreements
	Industrial and Consumer	74.7	19%	-24%	-22%	• Economic headwinds have reduced demand across the industrial distribution market • Depressed Oil and Gas markets negatively influenced YOY downstream demand for materials used in industrial components and related processing equipment

Sales ex. surcharge down 12% on 19% lower volume year-over-year as mix improved

*Excludes sales through Carpenter's Distribution businesses

© 2015 CRS Holdings, Inc. All rights reserved

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1st Quarter Fiscal Year 2016 Financial Overview Tim Lain Vice President – Controller, Chief Accounting Officer

Income Statement Summary Change *Detailed schedule included in Non-GAAP Schedules in Appendix^ Detailed schedule included on next slide © 2015 CRS Holdings, Inc. All rights reserved 8 Improved year-over-year margins despite 12% lower sales ex. surcharge $ Millions , except per-s hare am ounts Q1-15Q4-15 Q1-16 Sequential Pounds ('000) Net Sales Sales ex. Surcharge * Gross Profit % of Sales ex. Surcharge Selling, General and Administrative Expenses % of Sales ex. Surcharge Restructuring Charges Operating Income % of Sales ex. Surcharge Operating Income ex. Pension EID, Restructuring Charges and Special Items * % of Sales ex. Surcharge Effective Tax Rate Net Income Diluted Earnings Per Share Adjusted Diluted Earnings per Share ^ 71,74668,972 549.8558.0 440.1463.0 69.188.4 15.7%19.1% 47.045.2 10.7%9.8% 0.03.7 22.139.5 5.0%8.5% 24.548.2 5.6%10.4% 32.5%32.4% 13.522.5 $0.25$0.44 $0.25$0.52 58,422 455.6 385.1 68.6 17.8% 43.4 11.3% 0.4 24.8 6.4% 32.6 8.5% 44.7% 8.9 $0.18 $0.26 (10,550) (102.4) (77.9) (19.8) -1.3% pts. (1.8) 1.5% pts. (3.3) (14.7) -2.1% pts. (15.6) -1.9% pts. 12.3% (13.6) ($0.26) ($0.26)

Restructuring Charges and Special Items

$ Millions, except per-share amounts	Q4-15	Q1-16	Income Statement Classification
As Reported			
Net Income	**22.5**	**8.9**	
Diluted Earnings per Share	**$0.44**	**$0.18**	
Restructuring Charges	2.4	0.3	Restructuring Charges
Consulting Costs	1.7	1.7	SG&A Expenses
Income Tax Item*	-	2.0	Income Tax Expense
Restructuring Charges and Special Items	**4.1**	**4.0**	
Net Income excl. Restructuring Charges and Special Items	**26.6**	**12.9**	
Adjusted Diluted Earnings per Share	**$0.52**	**$0.26**	

- Discrete income tax charge recorded in Q1-16 as a result of decision to sell equity method investment in India. The company currently expects to complete the sale in Q2-16.

Note: The Restructuring Charges and Special Items amounts above are shown on an after-tax basis. For the pre-tax impacts, see Adjusted Operating Income Reconciliation (Slide 19)

Q1-16 impacted by $0.08 EPS for restructuring charges and special items

© 2015 CRS Holdings, Inc. All rights reserved

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Adjusted Operating Inc s Millions Operating Income ex. Pension $60---------------------------$40 $30 $20 ($ $10 $0+-----Q4-15 ----------Volume ---Pric Improving cost performance more tha

Free Cash Flow Summary The clerical accuracy of certain amounts may be impacted due to rounding. © 2015 CRS Holdings, Inc. All rights reserved 11 $524 million of total liquidity including $31 million of cash at end of Q1-16 $ Millions Q1-15 Q4-15 Q1-16 Net Income + Non-cash Items Inventory Other working capital Total Net Working Capital Pension Plan Contributions Net Cash from Operating Activities Purchases of property, equipment and software, net of proceeds from insurance claim Dividends paid 61 (31) (12) 61 54 20 54 (33) 21 (43) (3) 74 (1) (12) 0 15 (59) (10) 134 (18) (9) 42 (26) (9) Free Cash Flow (54) 107 7

Share Repurchase Program Update • • • Authorized share repurchase program in October 2014 Up to $500M of share repurchases authorized over a two year period Repurchased at Company’s discretion based on capital needs of the business, general market conditions and market price of the stock May be discontinued at any time • © 2015 CRS Holdings, Inc. All rights reserved 12 Repurchased $170.4 million of shares since inception FY15 Q1-16 Program to Date Share Purchase Total ($ millions) Number of Shares Purchased (millions) 124.5 3.0 45.9 1.2 170.4 4.2

Business Update and Growth Enablers Tony Thene President and Chief Executive Officer

SAO Segment Summary

SAO Segment Q1 Results and Q2 Outlook

Q1 Operating Results

	Q1-15	Q4-15	Q1-16	vs PY	vs Q4
Pounds ('000)	70,120	66,598	56,814	(13,306)	(9,784)
Sales ex. Surcharge ($M)	324.1	357.1	301.6	(22.5)	(55.5)
Op Inc ex. EID ($M)	24.6	49.2	41.1	16.5	(8.1)
% of Sales ex. Surcharge	*7.6%*	*13.8%*	*13.6%*	*6.0%*	*-0.2%*

Q1 Business Results

- Higher YOY operating income driven by improved operating cost performance and product mix partially offset by lower volumes
- Sales sequentially lower due to normal seasonality and further weakness in Energy and Industrial and Consumer end-use markets, partially offset by increased demand for Transportation materials
- Despite lower sequential volumes, progress on operating cost improvement initiatives resulted in similar sequential margins

Q2 Outlook

- Overall volumes expected to be similar to Q1-16
- Demand expected to remain steady in the Aerospace and Defense and Medical end-use markets
- Expect growth opportunities in the Transportation end-use market
- Continued focus on driving operational cost improvements

© 2015 CRS Holdings, Inc. All rights reserved

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PEP Segment Summary

PEP Segment Q1 Results and Q2 Outlook

Q1 Operating Results

	Q1-15	Q4-15	Q1-16	vs PY	vs Q4
Pounds* ('000)	3,034	4,200	2,956	(78)	(1,244)
Sales ex. Surcharge ($M)	129.6	113.3	91.4	(38.2)	(21.9)
Op Inc ex. EID ($M)	9.7	8.3	(0.4)	(10.1)	(8.7)
% of Sales ex. Surcharge	*7.5%*	*7.3%*	*-0.4%*	*-7.9%*	*-7.7%*

Q1 Business Results

- Sales and operating income performance YOY continues to be impacted by weak Oil and Gas demand due to limited drilling activity
- Lower sequential sales and operating income due to lower demand for Aerospace titanium products and Industrial and Consumer powder products
- As expected, favorable Q4-15 impact of inventory valuation did not repeat

Q2 Outlook

- Sales expected to be relatively flat sequentially due to continued:
  - Softness in Aerospace demand for titanium products
  - Low demand for Industrial and Consumer powder products
  - Weakness in Oil and Gas businesses

* Pounds related to manufactured tons for Dynamet and Carpenter Powder Products only

© 2015 CRS Holdings, Inc. All rights reserved

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Growth Enablers

Athens Facility



- VAP Approvals
  - Achieved second VAP qualification for nickel superalloy used for Aerospace engine rings
- Oil and Gas Completions
  - Achieved technical targets for nickel superalloys for completion applications
  - Five external approvals complete
- Customer Site Certifications
  - Achieved 85% of planned non-VAP product approvals for various end-market applications
  - Approved to manufacture 29 different commercial alloys

Carpenter Powder Products



- One of the world's largest suppliers of spherical gas atomized metal powders
- Manufacturing facilities: Pennsylvania, Rhode Island, Alabama and Sweden
- Superalloy Powder Facility (Athens)
  - Material qualification process is currently underway
  - Commercial production expected to begin in FY17
- Titanium Powder (Athens)
  - Investments to enter titanium powder market recently approved
  - Production expected to begin FY18

Investments in capabilities to enable future growth

© 2015 CRS Holdings, Inc. All rights reserved
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Outlook and Closing C • • Q2-16 vol Increasin year - perio Aero expe - Sign conti rema - Addit end-Expecting Continuin • • • • Maintainin Executing

Appendix of Non-GAAP Schedules

Non-GAAP Schedules (Unaudited)

Operating Margin Excluding Surcharge,
Pension Earnings, Interest and Deferrals "Pension EID",
Restructuring Charges and Special Items

$ Millions	Q1-15	Q4-15	Q1-16
Net sales	549.8	558.0	455.6
Less: surcharge revenue	109.7	95.0	70.5
Consolidated Net Sales Excluding Surcharge	**440.1**	**463.0**	**385.1**
Operating income	22.1	39.5	24.8
Pension EID	2.4	2.4	4.8
Operating Income Excluding Pension EID	**24.5**	**41.9**	**29.6**
Restructuring Charges and Special Items			
Restructuring costs	-	3.7	0.4
Consulting costs	-	2.6	2.6
Operating Income Excluding Pension EID, Restructuring Charges and Special Items	**24.5**	**48.2**	**32.6**
Operating Margin Excluding Surcharge, Pension EID, Restructuring Charges and Special Items	**5.6%**	**10.4%**	**8.5%**

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period. In addition, management believes that excluding the impact of pension EID, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

Management believes that removing the impact of costs associated with restructuring and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance.

© 2015 CRS Holdings, Inc. All rights reserved

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Non-GAAP Schedules (Unaudited) Free Cash Flow Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses. © 2015 CRS Holdings, Inc. All rights reserved 20 $ Millions Q1-15 Q1-16 Net cash provided from operating activities Purchases of property, equipment and software Proceeds from disposals of property and equipment Proceeds from insurance claim Dividends paid 15.0 (59.0) 0.1 - (9.6) 41.5 (29.9) - 4.0 (9.0) Free Cash Flow (53.5) 6.6